UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Item 2.02. Results of Operations and Financial Condition

On August 2, 2019, Ruth’s Hospitality Group, Inc. (the “Company”) issued a press release announcing its earnings results for its fiscal second quarter ended June 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

The information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure

On August 2, 2019, the Company announced that its Board of Directors has approved the declaration of a quarterly cash dividend of $0.13 per share, payable September 5, 2019, to all common shareholders of record as of the close of business on August 22, 2019.

A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press Release issued by Ruth’s Hospitality Group, Inc., dated August 2, 2019.

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by Ruth’s Hospitality Group, Inc., dated August 2, 2019.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: August 2, 2019	By:	/s/ Arne G. Haak
Arne G. Haak
Executive Vice President and Chief Financial Officer